UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2013

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 18, 2013, Hudson City Bancorp, Inc. (“Hudson City”) held a special meeting (the “Special Meeting”) of Hudson City’s stockholders. At the Special Meeting, Hudson City’s stockholders approved the adoption of the Agreement and Plan of Merger, dated as of August 27, 2012, as amended on April 13, 2013 (the “Merger Agreement”), by and among M&T Bank Corporation (“M&T”), Hudson City and Wilmington Trust Corporation. Sufficient votes were received to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement, but an adjournment was not necessary in light of the adoption of the Merger Agreement. In addition, the non-binding, advisory vote to approve certain compensation arrangements for Hudson City’s named executive officers in connection with the transactions contemplated by the Merger Agreement was also approved by Hudson City’s stockholders.

As of close of business on February 20, 2013, the record date for the Special Meeting, there were a total of 528,212,690 shares of common stock issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting 383,486,648 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors of Hudson City to a vote of security holders and Hudson City’s independent inspectors of election reported the final results of the vote on each proposal as noted below:

Proposal 1 – Approval of the Merger Proposal.

The stockholders were asked to approve the adoption of the Merger Agreement. The adoption of Merger Agreement was approved by the requisite vote of a majority of the shares outstanding and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
361,057,738	16,586,960	1,722,459	4,119,491

Proposal 2 – Approval of a Non-Binding Advisory Proposal on Merger Related Compensation.

The stockholders were asked to approve the compensation awarded to Hudson City’s named executive officers based on or otherwise related to the merger as set forth in the Joint Proxy Statement/Prospectus of M&T and Hudson City in a non-binding, advisory vote. This non-binding advisory proposal was approved by the requisite vote of the majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
210,562,965	165,205,452	3,598,740	4,119,491

Proposal 3 – Approval of the Adjournment Proposal.

The stockholders were asked to approve the adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement. The approval of the adjournment of the Special Meeting, if necessary and appropriate, was approved by the requisite vote of the majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
330,308,115	51,215,481	1,963,052	—

The closing of the transactions contemplated by the Merger Agreement remains subject to the satisfaction of certain closing conditions, including receipt of regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
Executive Vice President

Dated: April 18, 2013

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